Exhibit 99.1

FOR IMMEDIATE RELEASE

Harmony Mourns Passing of CEO Nick Zeng and Appoints Chairman, Interim President and CEO

New York, New York (November 14, 2022) – Harmony Energy Technologies Corporation (“Harmony” or the “Company”) sadly announces that former CEO Nick Zeng has passed away after a short battle with cancer. The Company extends its sincerest condolences to his family and friends. Nick was a passionate leader who was CEO and Chairman of the Harmony Board since 2018. His dedication and commitment to the Company and all stakeholders was exemplary. Before the new President and CEO will be retained, Kenneth Charles Grainger was appointed as interim President & CEO, Mr. Grainger is one of board directors of Harmony since 2018. Mr. Christian Guilbaud was elected as Chairman.

About Harmony

Harmony Energy Technologies Corporation is an American technology startup focusing on energy storage business developments.

WARNING: Certain statements in this press release may be forward-looking, including those with respect to the timing. Forward-looking statements address future events and conditions and therefore involve inherent risks, uncertainties and assumptions. Actual results may differ materially from those currently anticipated in such statements. The Company relies upon litigation protection for forward-looking statements. The reader is warned against undue reliance on these forward-looking statements.

Regulation Services Provider does not accept responsibility for the adequacy or accuracy of this release.

For more information, please visit www.hetcusa.com or contact:

Harmony Energy Technologies Corporation

Kenneth Charles Grainger, Interim President & CEO

E-mail: info@hetcusa.com